UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2022

Partners Bancorp

(Exact name of registrant as specified in its charter)

Maryland	001-39285	52-1559535
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Identification No.)

2245 Northwood Drive, Salisbury, Maryland 21801

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (410) 548-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PTRS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On September 7, 2022, the Board of Directors (the “Board”) of Partners Bancorp (the “Company”) determined that the Company’s 2022 Annual Meeting of Shareholders (“2022 Annual Meeting”) will be held online via live webcast on Wednesday, December 14, 2022 at 10:00 a.m. Eastern Time. The record date for the determination of shareholders of the Company entitled to receive notice of and to vote at the 2022 Annual Meeting has been set as the close of business on October 14, 2022. Other information regarding the 2022 Annual Meeting will be included in the Company’s definitive proxy statement on Schedule 14A for the 2022 Annual Meeting (the “2022 Proxy Statement”) to be filed with the U.S. Securities and Exchange Commission (the “SEC”).

The Company has scheduled the 2022 Annual Meeting in order to comply with NASDAQ corporate governance requirements. The 2022 Annual Meeting had been delayed due to the pending merger of the Company with OceanFirst Financial Corp. (the “Merger”) pursuant to an Agreement and Plan of Merger, dated as of November 4, 2021. If all closing conditions for the completion of the Merger, including receipt of all required regulatory approvals, are satisfied or waived prior to December 14, 2022, the 2022 Annual Meeting will not be held.

Because the 2022 Annual Meeting will be held more than 30 days from the anniversary date of the Company’s 2021 Annual Meeting of Shareholders, which was held on May 19, 2021, (the “2021 Annual Meeting”) the deadlines for shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange of 1934, as amended (the “Exchange Act”) and for any shareholder nomination of a director or proposal outside of Rule 14a-8, as listed in the Company’s definitive proxy statement on Schedule 14A for the 2021 Annual Meeting, as filed with the SEC on April 7, 2021, are no longer applicable. Pursuant to the Company’s Bylaws and Rules 14a-5(f) and 14a-8(e) under the Exchange Act, the Company is hereby providing revised deadlines for such proposals.

Shareholder Proposals for Inclusion in 2022 Proxy Statement

In order for a shareholder proposal to be considered for possible inclusion in the 2022 Proxy Statement, it must be received by the Company’s Corporate Secretary at 2245 Northwood Drive, Salisbury, Maryland 21801 on or before October 3, 2022, which the Company determined to be a reasonable time before it expects to begin to print and send its proxy materials for the 2022 Annual Meeting. Any proposal submitted after this deadline will not be considered timely and will be excluded from the 2022 Proxy Statement. Such shareholder proposals must also comply with the other requirements of Rule 14a-8 in order to be eligible for inclusion in the 2022 Proxy Statement.

Nomination of Directors and Other Shareholder Proposals

To be considered for presentation at the 2022 Annual Meeting, although not included in the 2022 Proxy Statement, notice of a shareholder nomination of a director or proposal outside of Rule 14a-8, must comply with the Company’s Bylaws and must be received by the Company’s Corporate Secretary at the address specified above no earlier than the close of business on the date that is 120 days prior to the 2022 Annual Meeting (which date was August 16, 2022) and no later than the close of business on September 19, 2022. Any notice of such shareholder nominations or proposals must also comply with the other requirements of the Company’s Bylaws.

The proxy solicited by the Board for the 2022 Annual Meeting will confer discretionary authority to vote on any shareholder proposal presented at the meeting if the Company has not received notice of such proposal by the close of business on October 3, 2022, in writing delivered to the Company’s Corporate Secretary at the address specified above.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Partners Bancorp

Date: September 8, 2022	By:	/s/ Lloyd B. Harrison, III
Lloyd B. Harrison, III
Chief Executive Officer

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